                                                                   EXHIBIT 10.37


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                                 LEASE AGREEMENT



                                     between



                            LPD SALT LAKE ASSOCIATES,
                                                as Lessor


                                       and


                          SAFEWAY STORES, INCORPORATED
                                                as Lessee





                           Dated as of March 15, 1978




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
                               TABLE OF CONTENTS


ARTICLE FIRST (Property Description)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
ARTICLE SECOND (Rent) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
ARTICLE THIRD (Taxes, Utility Charges, Etc.)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
ARTICLE FOURTH (Installation and Signs, Etc.; Removal or Fixtures; Painting). . . . . . . . . . . . . . . . . . . .     2
ARTICLE FIFTH (Lessee's Assumption of Liability)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
ARTICLE SIXTH (Repairs, Alterations and Improvements; State of Repair on Termination; Future Development and
 Lessee's Options with Respect Thereto) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
ARTICLE SEVENTH (Assigning and Subletting)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
ARTICLE EIGHTH (Holding Over) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
ARTICLE NINTH (Quiet Possession)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
ARTICLE TENTH (Lessee's Default)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
ARTICLE ELEVENTH (Damage by Fire, Etc.) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
ARTICLE TWELFTH (Condemnation)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
ARTICLE THIRTEENTH (Notices)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
ARTICLE FOURTEENTH (Lessee's Right of Termination)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
ARTICLE FIFTEENTH (Bankruptcy)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
ARTICLE SIXTEENTH (Lessee's Option Privileges)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
ARTICLE SEVENTEENTH (Compliance with Laws)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
ARTICLE EIGHTEENTH (Remedies Cumulative)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
ARTICLE NINETEENTH (Additional Rent)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
ARTICLE TWENTIETH (No Waiver) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
ARTICLE TWENTY-FIRST (Definitions)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
ARTICLE TWENTY-SECOND (Article Headings)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
ARTICLE TWENTY-THIRD (Separability) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
ARTICLE TWENTY-FOURTH (Successors and Assigns)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
ARTICLE TWENTY-FIFTH (Lessor's Inspections) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
ARTICLE TWENTY-SIXTH (Release of Lessor)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
ARTICLE TWENTY-SEVENTH (Use of Leased Premises) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
SCHEDULE A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
SCHEDULE B  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20



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
     THIS LEASE, dated as of March 15, 1978, between LPD SALT LAKE ASSOCIATES, a Maryland limited partnership (hereinafter referred to as Lessor), having an address c/o Lee P. Der, Inc., Suite 201, 1517 Reisterstown Road, Baltimore, Maryland 21208, and SAFEWAY STORES, INCORPORATED, a Maryland corporation (hereinafter referred to as Lessee), having its principal place of business at Fourth and Jackson Streets, Oakland, California 94660:

     WITNESSETH: That in consideration of the mutual agreements herein contained, the parties hereto do hereby covenant to and with each other as follows:

                                 ARTICLE FIRST

                              PROPERTY DESCRIPTION

     Lessor does hereby lease to Lessee the real property described in Schedule A hereto and the buildings, structures and other improvements thereon (including all building equipment and building fixtures owned by Lessor, if any, but excluding Lessee's trade equipment and trade fixtures).

     Said premises are hereinafter referred to as the "leased premises" and are leased subject to such defects in Lessor's title, encumbrances, covenants, conditions, restrictions, easements, reservations and rights of way, if any, as are now existing with respect to said premises, any state of facts an accurate survey might show, zoning rules, restrictions, regulations, resolutions and ordinances, and building restrictions and governmental regulations now in effect or hereafter adopted by any governmental authorities having jurisdiction.

     TO HAVE AND TO HOLD the above described premises, together with the tenements, hereditaments, appurtenances and easements thereunto beholding, at the rental and upon the terms and conditions herein stated, for a preliminary term commencing with the 5th day of May 1978, and extending to and including the thirty-first day of May, 1978, and for an original term of twenty-five (25) years, commencing with the first day of June, 1978, and extending to and including the thirty-first day of May, 2003. The purpose of this Lease is for business or commercial use.

                                 ARTICLE SECOND

                                      RENT

     Lessee does hereby agree to pay without offset to Lessor, as the rent of the leased premises:

     (a) For the period from May 5, 1978 through May 31, 1978, the amount of $16,715.25 payable on June 1, 1978;

     (b) For the period from June 1, 1978 through May 31, 1979, the amount of $51,147.72 payable in equal monthly installments of $4,262.31 each of July 1, 1978, and on the first day of each month thereafter to and including June 1, 1979;

     (c) For the period from June 1, 1979, through May 31, 2003, the amount of $360,033.12 per annum payable in equal monthly installments of $30,002.76 each on July 1, 1979, and on the first day of each month thereafter to and including June 1, 2003.

Said payments shall be made to The Western Saving Fund Society of Philadelphia, as beneficiary (the Beneficiary) under the Deed of Trust, dated as of March 15, 1978 (the Indenture), from Lessor to Western States Title Company, as Trustee (the Trustee) and mailed to Beneficiary at Broad and Chestnut Streets, Philadelphia, Pennsylvania 19107, Attention: Mortgage Department, in such manner that the Beneficiary shall have "collected funds" on the date on which such sums are due and payable, or by checks or drafts made payable to any other payee or mailed to any other address which Lessor, or any successor in interest of Lessor, may in writing designate.

                                 ARTICLE THIRD

                          Taxes, Utility Charges, Etc.

     Lessee agrees that it will pay all charges for electricity, water, gas, telephone and other utility services used on the leased premises. Lessee further agrees to pay all taxes, assessments, personal property taxes, water rents, rates and charges, sewer rents, and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, and each and every instalment thereof, which shall or may during the term hereof be charged, levied, assessed, imposed, become due and payable, or liens upon, or arise in connection with the use, occupancy or possession of or grow due or payable out of, or for the leased premises during the lease term or any renewal thereof. Lessee further agrees to pay all taxes which may be levied, assessed or imposed by the state in which the leased premises are located or by any political or taxing subdivision thereof, upon or measured by the rents hereunder or the income arising therefrom, to the extent and only to the extent that such taxes are in lieu of or a substitute for any tax upon the leased premises which, if such taxes were in effect, would be payable by Lessee under the provisions hereof, but it is not intended that Lessee shall be required to pay any taxes of Lessor which are presently denominated as income or franchise taxes or excise taxes imposed on Lessor's privilege to do business, provided that Lessee shall pay all general excise or other taxes (save and except net income taxes) measured by and payable with respect to this Lease, including Lessor's receipt of revenues paid to reimburse such general excise or other taxes. Taxes, water rents, rates and charges, sewer rents and other governmental impositions and charges assessed during the term, but payable in whole or in instalments after the termination of this Lease and assessments which are covered by bond, shall be adjusted and prorated and Lessor shall pay the prorated share thereof for the period subsequent to the term, and Lessee shall pay the prorated share thereof for the term of this Lease. Lessee shall have the right to apply for the conversion of any special assessment for local improvements in order to cause the same to be payable in instalments, and upon such conversion Lessee shall be obligated to pay and discharge punctually only such of said instalments as shall become due and payable during the term.

     At the written request of Lessor, Lessee shall within sixty (60) days after such request produce and exhibit to Lessor satisfactory evidence of the payment of any tax, assessment, or other charge constituting a lien on the leased premises which has become due and payable.

                                 ARTICLE FOURTH

                         Installation and Signs, Etc.;
                         Removal of Fixtures; Painting

     Lessee may place or install on and/or in the leased premises such fixtures and equipment as it shall deem desirable for the conduct of business therein, and may paint the building improvements such colors as it elects. Lessee shall have the exclusive right, provided that it shall first obtain any permits required by any governmental authorities having jurisdiction of the leased premises, to paint and erect or authorize signs in and over the leased premises and on the outside of the building improvements thereon, and upon the written request of Lessor will remove any such signs upon the expiration or the sooner termination of this Lease. Personal property, fixtures and equipment used in the conduct of Lessee's business (as distinguished from fixtures and equipment used in connection with the operation and maintenance of the building improvements) placed by Lessee or any subtenant or any predecessor in interest on or in said premises (even though placed prior to the commencement of said term), shall not become a part of the realty, even if nailed or screwed or otherwise fastened to the premises, but shall retain their status as personalty and may be removed by Lessee at any time. Lessee may obliterate any signs or color effects installed by it. Any damage caused the leased premises by the removal of such property or the obliteration of any signs or color effects shall be repaired by Lessee at its expense. Any trade fixtures or personal property not used in connection with the operation of the leased premises and belonging to Lessee or to any subtenant, if not removed within twenty (20) days after expiration or the sooner termination of this Lease, shall be deemed abandoned and shall become the property of Lessor without any payment or offset therefor, or Lessor at its

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
option may elect to remove the same and Lessee shall reimburse Lessor for the cost of such removal and the repair of any damage occasioned thereby.

                                 ARTICLE FIFTH

                        LESSEE'S ASSUMPTION OF LIABILITY

     Lessee agrees that it will indemnify and save Lessor harmless from any and all liability, damage, expense, cause of action, suits, claims, or judgments arising from injury to person or property on the leased premise, or upon the adjoining streets and sidewalks. Lessee further agrees to indemnify and save Lessor harmless from any and all liability arising from any failure by Lessee to perform any of the agreements, terms, covenants or conditions of this Lease on Lessee's part to be performed. In addition, Lessee agrees to maintain with respect to the leased premises (whether by specific insurance policies or as part of blanket coverage of its operations) public liability insurance with limits of not less than $5,000,000 for injury or death per person and $5,000,000 for injury or death per occurrence and with limits of not less than $1,000,000 for property damage per occurrence. Lessee shall procure policies for such insurance which shall be for periods of not less than one year and shall provide that the same may not be cancelled or adversely modified except on not less than 10 days' prior written notice to Lessor and Lessor's mortgagee; and Lessee shall furnish Lessor and Lessor's mortgagee with duplicate policies or certificates or such insurance extending to Lessor the coverages thereof as aforesaid.


                                 ARTICLE SIXTH

            REPAIRS, ALTERATIONS, AND IMPROVEMENTS; STATE OF REPAIR
                ON TERMINATION; FUTURE DEVELOPMENT AND LESSEE'S
                          OPTIONS WITH RESPECT THERETO

     Lessee agrees that Lessor shall be under no obligation to rebuild, replace, maintain or make any repairs to the leased premises, or to the improvements thereon, during the lease term or any renewal thereof. Lessee shall, at all times during the lease term or any renewal thereof, and at its own cost and expense, put, keep, replace and maintain in thorough repair and good, safe and substantial order and condition, except for ordinary wear and tear, all buildings and improvements erected on the leased premises, or forming a part thereof (including all building equipment which is an integral part of the building structures), both inside and outside, structural and non-structural, extraordinary and ordinary. Lessor agrees that Lessee may make or permit to be made such alterations and improvements to the leased premises as Lessee may deem desirable for the use thereof and may, at Lessee's option and without cost to Lessor, at any time and from time to time during the original lease term, or during any option period hereinafter provided for, do any one or more of the following, to wit:

     I. Alter or remodel any building or improvements on the leased premises, provided the market value of any building or improvements so altered or remodeled is not adversely affected thereby; and/or

     II.  Construct an addition, or additions thereto; and/or

     III. Raze any building or improvement situated on the leased premises and erect on the leased premises a new building or improvement which shall be of a value not less than the market value of the building or improvement so razed at the time of its demolition; and/or

     IV. Construct an additional new building or buildings on the leased premises;

provided that Lessee shall first obtain any building and alteration permits that may be required by any governmental authorities having jurisdiction and provided further that Lessee shall complete construction of the new building or improvement required by clause III above within



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
one year (which period shall be extended for delays, other than financial delays, beyond the reasonable control of Lessee) after any building or improvement shall have been razed pursuant to said clause III. At the expiration or termination of this Lease, or any extension or renewal thereof, Lessee shall leave the leased premises in good condition, allowance being made for ordinary wear and tear and damage by fire or by other casualty, if Lessee is not required by the by the terms of this Lease to repair the same, excepted, and, except as herein provided, Lessee shall not be required to restore the leased premises to the condition in which the leased premises are in as of the commencement of the term hereof, it being agreed that Lessor shall accept the leased premises with such alterations, remodeling, additions, or new construction as may have been made pursuant to the authorization contained in this paragraph. Lessee agrees that it will not permit any mechanics', materialmen's or other liens to stand against the leased premises for work or materials furnished Lessee in connection with any such alterations, remodeling, additions or new construction, it being provided, however, that Lessee shall have the right to contest the validity of any such lien or claim, but upon a final determination of the validity thereof, Lessee shall immediately pay any judgment or decree rendered against Lessee, with all proper costs and charges, and shall cause any such lien to be released of record without cost to Lessor.

     In the event the estimated cost of any item of work pursuant to subparagraphs I or II hereof should exceed $100,000, Lessee shall, prior to commencement of the work, notify Lessor of the contemplated work and either certify that the work shall not cause the value of the Leased Premises to be decreased or obtain the written consent of Lessor thereto, which consent Lessor shall not unreasonably withhold. Lessee shall, before commencing any razing or construction of any new building or improvements contemplated by subparagraphs III or IV hereof, obtain Lessor's consent therefor, which consent Lessor shall not unreasonably withhold, and otherwise comply with the provisions of this ARTICLE SIXTH. If required by Beneficiary, before the commencement of the razing of any building or improvement pursuant to subparagraph III hereof, Lessee shall furnish to Lessor and Beneficiary a surety company completion bond, or such comparable security acceptable to Lessor and Beneficiary, guaranteeing the full completion of the new building or improvement, and payment therefor, free and clear of all liens, encumbrances, chattel mortgages, conditional bills of sale or other charges. Lessee shall, in the course of any of the work contemplated by this Article, diligently proceed with and complete the same as soon as possible and according to good workmanlike standards, with the completed work being of a quality and value at least equal to that of the present improvements on the Leased Premises.

     Should Lessee, during the original term hereof, alter, remodel or add to the improvements or construct new improvements either on the leased premises pursuant to the provisions of subparagraphs I, II, III and/or IV hereof (such alteration, remodeling, addition and construction being herein called the Additions), Lessee may, on completion of said Additions, give written notice thereof to Lessor and require that Lessor and Lessee enter into negotiations with respect to the financing of the cost of such Additions provided that the cost of such Additions is TWO HUNDRED FIFTY THOUSAND AND 00/100 ($250,000), or more, and further provided, in each case, that such cost has been incurred during a period which shall be not longer than twenty-four (24) consecutive months and which shall not have ended earlier than six (6) months prior to the date of such notice. Within sixty (60) days of the date of such notice, Lessor and Lessee shall enter into good faith negotiations looking toward the execution and delivery of a written agreement of modification of this Lease, which agreement shall provide for (1) a payment by Lessor to Lessee of such cost, (2) an increase of the annual extended term rentals provided for in Article Sixteenth hereof by an amount equal to such cost, multiplied by the rental rate as provided for in said Article Sixteenth, (3) an increase in the monthly original term rental sufficient to reimburse Lessor for such cost, together with interest at a rate sufficient to finance said additional payments, over a term of not less than fifteen nor more than twenty years, (4) increases in the purchase prices set forth in Schedule B attached hereto and hereby made a part hereof which shall be sufficient, at any given time, to allow Lessor to recover the unamortized amount of such cost, together with accrued interest thereon at a reasonable rate, and (5) such other changes and amendments to this Lease as may be necessary and appropriate in view of such payment by Lessor to Lessee. Since Lessor's most likely source of funds to make payment for such cost will be the issuance and sale of non-recourse notes (herein called Improvement Notes).


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
the parties agree that the obligation of Lessor to make such payment shall be conditioned upon the sale of Improvement Notes and that the changes and amendments to this Lease will be of such nature as will (a) permit Lessor to sell Improvement Notes, and (b) provide increases in the original term rents and the purchase prices set forth in Schedule B, so as to assure the purchasers of Improvement Notes the payment of interest and principal due thereon during the original term. If (i) Lessor and Lessee are unable to agree upon the terms of modification of this Lease, (ii) Lessee shall have delivered to Lessor an executed copy of a bona fide offer (the Other Offer) from an Investor or investors to make (pursuant to the purchase of notes in a lease financing arrangement based upon Lessee's lease credit and the sale of Lessor's notes in the same manner as in the Basic Financing, as hereinafter defined) such payment for such Additions (the Additional Payment) upon terms and conditions more advantageous to Lessee than those which Lessor offered to Lessee and (iii) Lessor does not, within 30 days after receipt of the Other Offer, make an offer upon substantially the same terms and conditions contained in the Other Offer with respect to the Additional Payment, then Lessor and Lessee shall use their best efforts to cause the Additions to be financed pursuant to the Other Offer and, in such connection, enter into a written agreement of the nature described in the second sentence of this paragraph. It is understood and agreed by Lessor and Lessee, in connection with all of the foregoing, that (a) the manner in which Lessor shall finance the cost of acquiring the leased premises will be to issue its non-recourse Note (as defined in the Indenture), mortgage its interest in the leased premises and assign its rights under this lease to an institutional lender (the Basic Financing), (b) the consummation of the financing of any of the Additions is contingent upon the satisfaction of certain terms and provisions of the Basic Financing related thereto whether or not the financing of any such new improvements shall occur which, inter alia, contemplate the continuation of the Basic Financing, (c) that Lessor and Lessee are familiar with such terms and provisions of the Basic Financing, which are not in conflict with the terms and provisions hereof and (d) Lessee will pay all costs and expenses, including reasonable attorneys' fees and premiums for mortgagee's title insurance, incurred by Beneficiary or any purchaser of the Improvement Notes issued by Lessor in connection with any such financing, but Lessee will not be obligated for Lessor's attorney's fees or any premium for owner's title insurance. Notwithstanding any of the provisions of this Article, if Lessor does not make a payment to Lessee pursuant to this Article Sixth, this Lease shall continue in effect without any modification or change whatsoever.

     Any financing of Additions pursuant to and as provided in this Article Sixth shall relate solely to the cost incurred by Lessee in connection with (x) the construction of an addition or additions to, and an additional new building or buildings on, the leased premises pursuant to subparagraphs II and IV, respectively, of this Article Sixth, (y) the construction of a new building or improvement pursuant to subparagraph III of this Article Sixth solely to the extent that the fair market value of the new building or improvement exceeds the fair market value of any building or improvement razed pursuant to said subparagraph III, as such fair market values shall have been determined by an appraiser selected by Lessee and satisfactory to Lessor and Beneficiary, and (z) altering or remodeling any building or improvement on the leased premises pursuant to subparagraph I of this Article Sixth to the extent that such remodeling and altering shall have increased the fair market value of the leased premises as determined by an appraiser selected by Lessee and satisfactory to Lessor and Beneficiary.

                                ARTICLE SEVENTH

                            ASSIGNING AND SUBLETTING

      Lessee shall have the right to assign this Lease or to sublet the whole or any part of any said leased premises for a period not extending beyond the expiration of the original term of this Lease or of any renewal term then in effect.

      Should Lessee assign this Lease or sublet the whole or any part of said leased premises, it shall nevertheless remain primarily liable to Lessor as a principal and not as a guarantor or a surety for full payment of the rent and the performance and observance of Lessee's other obligations under this Lease. Lessee agrees to notify lessor in writing of any assignment or subletting, within thirty (30) days thereafter, and, on the request of Lessor, to furnish Lessor with a


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
conformed copy of any sublease which may be made. In the event of Lessee's default in any of the provisions hereof, after the leased premises have been sublet by Lessee, Lessor may collect rent from the sublessee but any collection of rent from an assignee or sublessee shall not be deemed a waiver of the primary liability of Lessee or as an acceptance by Lessor of the assignee or sublessee as lessee. Any such sublease shall be subject to termination by Lessor at its option on termination of this Lease except in the instance in which this Lease is terminated and the leased premises purchased by Lessee.

                                 ARTICLE EIGHTH

                                  HOLDING OVER

      If Lessee holds over or remains in possession of the leased premises after expiration of this Lease or after any sooner termination thereof, without any new lease of said premises being entered into between the parties hereto, or any option hereinafter contained being exercised by written notice, such holding over or continued possession shall, if rent is paid by Lessee and accepted by Lessor for or during any period of time Lessee holds over or remains in possession, create only a month-to-month tenancy at the last monthly rental and upon the terms (other than length of term, or option for renewal, purchase or cancellation) herein specified, which may at any time be terminated by either party by thirty (30) days' written notice given to the other party.

                                 ARTICLE NINTH

                                QUIET POSSESSION

      Lessor covenants that Lessor is seized of the leased premises and has full right to make this Lease, and that so long as Lessor is the owner of the leased premises, Lessee shall have quiet and peaceful possession thereof as against any adverse claim of Lessor or any party claiming under Lessor, subject to all exceptions to the title to the leased premises set forth in the title insurance policy to be issued to Lessor or any mortgagee (or assignee thereof) of Lessor in connection with its acquisition of title to the leased premises and the other exceptions and restrictions listed in Article First hereof. Lessee will not, and hereby expressly waives its right to, exercise any remedies it may have by reason of Lessor's failure to grant possession to the leased premises, the condition of the leased premises, any outstanding notices from governmental authorities with respect to the leased premises and any and all other defects in title to the leased premises.

                                 ARTICLE TENTH

                                LESSEE'S DEFAULT

      In case Lessee shall fail to pay any installment of rent or any tax, assessment, water rent or sewer rent for (10) days after written notice from Lessor that the same is due and payable, or to pay any other additional rent or to comply with any of the other terms, covenants, conditions or obligations of this Lease for thirty (30) days after written notice from Lessor or the agent or attorney of Lessor, then Lessor, at the option of Lessor, may cancel and terminate this Lease, as well as all of the right, title and interest of Lessee hereunder, by giving to Lessee not less than five (5) day's notice of such cancellation and termination, and upon the expiration of the time fixed in such notice this Lease and the term hereof, as well as all of the right, title and interest of Lessee hereunder, shall expire in the same manner and with the same force and effect, except as to Lessee's liability, as if the expiration of the time fixed in such notice of cancellation and termination were the end of the term originally demised; and Lessor may re-enter upon the leased premises either with or without process of law, and remove all persons therefrom.
Lessee expressly agrees that the exercise by Lessor of the right to terminate this Lease shall not be a bar to or prejudice in any way any other legal remedies available to Lessor.

      In the event of any such failure by Lessee to pay or to comply as aforesaid, in which case each such failure shall be a default hereunder by Lessee and a breach of this Lease, Lessor shall immediately and ipso facto, notwithstanding any other provisions of this Lease to the contrary and without any notice or other action by Lessor, become entitled to recover from Lessee, and Lessee shall pay to Lessor, as liquidated damages for such breach the sum of (a) 25% of Lessor's Cost (as specified in Schedule A hereto) discounted at the rate of 5% per annum from April 30, 2003 to the date of such breach and (b) all rent and other sums payable hereunder due and payable to the date of such breach, together with a sum equal to the amount by which the rent and additional rent reserved hereunder from the date of such breach to the date of expiration of the term of this Lease exceeds the fair and reasonable rental value of the leased premises for the same period, both discounted to the date of such breach at the rate of five per cent (5%) per annum. Such accrued rent and damages shall become due and payable to Lessor immediately upon such breach and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it shall be terminated. In determining the fair and reasonable rental value of the leased premises, the rental realized by any reletting, if any reletting be accomplished by Lessor before presentation of proof of such liquidated damages shall be required, shall be deemed prima facie to be the fair and reasonable rental value of the leased premises or the portion thereof so relet, as the case may be. If and so long as the term of this Lease shall continue, the rent reserved herein for the unexpired term of this Lease after any such breach shall be reduced by the amount of such liquidated damages as may be paid to Lessor, such reduction being applied proportionately to each instalment of rent and additional rent thereafter becoming due. During the continuance of this Lease after such a breach and until such damages shall have been paid to Lessor, the whole amount of each instalment of rent and additional rent herein reserved shall be due and payable at the time herein specified, and if by reason of the subsequent payment of liquidated damages, and the resulting reduction in rental, Lessor shall have received a sum in excess of all instalments as so reduced, becoming due after the breach and before the collection of such damages, such excess shall be refunded to Lessee upon the receipt of such liquidated damages.

     If Lessor shall so re-enter, Lessor may repair and alter the leased premises in such manner as to Lessor may seem necessary or advisable, and/or let or relet the leased premises or any parts thereof for the whole or any part of the remainder of the term herein originally leased or for a longer period, in Lessee's name, or as the agent of Lessee, and out of any rent so collected or received Lessor shall: first, pay to itself the cost and expense of retaking, repossessing, repairing and/or altering the leased premises, and the cost and expense of removing all persons and property therefrom; second, pay to itself the cost and expenses sustained in securing any new tenants, and if Lessor shall maintain and operate the leased premises, the cost and expense of operating and maintaining the leased premises; and, third, pay to itself any balance remaining on account of the liability of Lessee to Lessor for the sum equal to all rent and additional rent reserved herein and unpaid by Lessee for the remainder of the term herein originally leased. Any entry or re-entry by Lessor, whether had or taken under summary proceedings or otherwise, shall not absolve or discharge Lessee from liability hereunder.

     Should any rent so collected by Lessor after the aforementioned payments be insufficient fully to pay to Lessor a sum equal to all such rent and additional rent reserved herein, the balance or deficiency shall be paid by Lessee on the rent days herein specified, that is, upon each of such rent days Lessee shall pay to Lessor the amount of the deficiency then existing; and Lessee shall be and remain liable for any such deficiency, and the right of Lessor to recover from Lessee the amount thereof, or a sum equal to all such rent and additional rent reserved herein, if there shall be no reletting, shall survive the issuance of any dispossessory warrant or other cancellation or termination hereof; and Lessee hereby expressly waives any defense that might be predicated upon the issuance of such dispossessory warrant or other cancellation or termination hereof.

     Suit or suits for the recovery of such deficiency or damages, or for a sum equal to any instalment or instalments of rent and additional rent hereunder, may be brought by Lessor, from time to time at Lessor's election, in each case at Lessee's expense (including reasonable attorneys' fees), and nothing hereing contained shall be deemed to require Lessor to await the date whereon this Lease or the term hereof would have expired by limitation had there been no such default by Lessee or no such cancellation or termination.

     Lessee hereby expressly waives service of any notice of intention to re-enter. Lessee hereby waives any and all rights to recover or regain possession of the leased premises or to reinstate or to redeem this Lease or other right of redemption as permitted or provided by or under any statute, law or decision now or hereafter in force and effect, in case Lessee shall be dispossessed by a judgment or by warrant of any court or judge.

     In the event of a breach or a threatened breach by Lessee of any of the agreements, terms, convenants or conditions hereof, Lessor shall have the right of injunction to restrain the same and the right to invoke any remedy allowed by law or in equity, as if specific remedies, indemnity or reimbursements were not herein provided.

     Except to the extent otherwise expressly provided in this Lease, this Lease shall not terminate nor shall Lessee be entitled to any abatement of rent or reduction thereof, nor shall the respective obligations of Lessor and Lessee be otherwise affected, by reason of damage to or destruction of all or any part of the leased premises from whatever cause, the taking of the leased premises or any portion thereof by condemnation or otherwise, the lawful prohibition of Lessee's use of the leased premises, the interference with such use by any private person or corporation, or by reason of any eviction by paramount title, or for any other cause whether similar or dissimiliar to the foregoing, any present or future law to the contrary notwithstanding.

     In the event of any default hereunder or breach of this Lease by Lessee, Lessor shall, in addition to the rights set forth above in this Article Tenth, have the right to require that Lessee purchase the leased premises at a price determined in accordance with Schedule B hereto on a date specified by Lessor which is not later than sixty (60) days following written notice of such requirement from Lessor to Lessee. Lessor shall transfer and convey the leased premises to Lessee on such date upon the terms and provisions set forth in Article Fourteenth hereof as if Lessor had accepted an offer by Lessee to purchase the leased premises; except, however, that (A) the time periods referred to in Article Fourteenth shall be adjusted to effectuate said purchase on the date determined pursuant to this Article Tenth and (B) this Lease shall in no event terminate until the leased premises shall have been conveyed and the purchase price thereof and all other sums due under this Lease shall have been paid.

                                ARTICLE ELEVENTH

                              Damage By Fire, Etc.

     Lessee agrees that it will, during the preliminary and original terms hereof and during any renewal terms, at its expense, take out and keep in effect upon the leased premises, fire insurance with extended coverage endorsement, in an amount sufficient to prevent Lessor and Lessee from becoming coinsurers under provisions of applicable policies of insurance but in any event, in an amount equal to not less than eighty per centum (80%) of the "insurable value" of the building improvements thereon, and boiler and pressure vessel insurance on all equipment, parts thereof and appurtenances attached or connected to the leased premises which by reason of their use or existence are capable of bursting, erupting, collapsing or exploding, in the minimum amount of $500,000 for damage to property resulting from such perils, in each case written by a responsible insurance company or insurance companies authorized to do an insurance business in the state in which the leased premises are located; said policy or policies of insurance to bear a first mortgagee endorsement in favor of the Beneficiary, and to provide that payment for any losses covered under or by said policy or policies of insurance shall be made to Lessor and/or Lessee and/or Beneficiary, as their respective interests may appear.

     In the event of loss of or damage to said building improvements by fire or other casualty during the preliminary or original terms or any renewal term which shall not result in the termination of this Lease as hereinafter in this Article Eleventh provided, Lessee agrees, promptly after any such damage by fire or other casualty, and at its expense, to rebuild or repair said building improvements or construct a new building on the leased premises in conformity with the requirements of Article Sixth hereof, so that, after completion of such repair, the building improvements as reconstructed by Lessee shall be of a value not less than the value of the building improvements as of the date of the fire or other casualty and the building improvements as reconstructed shall immediately become part of the realty and the property of Lessor. Any building permit that may be required shall be obtained by Lessee.

     If Lessee rebuilds or repairs said building improvements as provided in the preceding paragraph, Lessee shall be entitled to receive or receive credit for the insurance proceeds payable in connection with such fire or other casualty on the terms and in the manner hereafter stated. If such proceeds in respect of any one fire or other casualty are less than $25,000, Lessee shall immediately be entitled to such proceeds. If such proceeds shall be $25,000 or more, Lessee shall be entitled to such proceeds only against certificates of Lessee, signed by a vice president of Lessee, delivered to Lessor from time to time as such work of rebuilding or repair progresses or is completed, each such certificate describing such work for which Lessee is requesting payment, the cost incurred by Lessee in connection therewith and stating that Lessee has not theretofore received payment for such work. if the proceeds remaining after the final payment has been made for such work shall be $5,000 or more, such proceeds shall be paid over and retained by Lessor. Thereafter, (i) Lessor's Cost (as set forth in Schedule B) shall be reduced by the amount of such proceeds so retained by Lessor, and (ii) each installment of rent payable pursuant to Article Second hereof at least three months subsequent to the date of the last payment to Lessee for such work shall be reduced by the amount of such installment multiplied by a fraction, the numerator of which shall be the amount of the remaining proceeds so retained by Lessor and the denominator of which shall be Lessor's Cost prior to the reduction thereof referred to in clause (i) above. If the proceeds remaining after the final payment has been made for such work are less than $5,000, such proceeds shall be paid over to and retained by Lessee and the rents and purchase prices referred to in Article Fourteenth and set forth in Schedule B hereto shall continue in effect without modification.

     Notwithstanding any other provision of this Article Eleventh to the contrary, should such fire or other casualty occur at any time during the preliminary or the original term and should the leased premises be so damaged or destroyed in any single casualty that they shall be economically unsuitable for restoration for Lessee's continued use and occupancy in Lessee's business, as certified by a vice president of Lessee, then at Lessee's option, in lieu of rebuilding or repairing the leased premises, Lessee may, within ninety (90) days after such loss or damage, give written notice to Lessor of Lessee's intention to terminate this Lease as provided for in Article Fourteenth hereof, and as a part of said notice shall offer to purchase the leased premises upon the terms set out in said Article. Said notice shall be accompanied by a certificate for Lessee, signed by a vice president thereof, stating that the leased premises are economically unsuitable for Lessee's continued use and occupancy in Lessee's business by reason of such damage or destruction. In the event said offer to purchase is accepted by Lessor and said property purchased by Lessee, all insurance proceeds shall be paid by said insurance company or companies to and retained by Lessee. However, should said offer to purchase not be accepted by Lessor and this Lease be terminated as in said Article Fourteenth provided, Lessee shall be deemed to and does hereby agree to relinquish all rights to the proceeds of any insurance in effect upon said building improvements and such proceeds shall be paid directly to Lessor by said insurance company or companies.

     In the event Beneficiary and/or any assignee thereof requires that the proceeds be made payable to it, then and in such event the proceeds shall be so paid to Beneficiary and/or any such assignee thereof upon condition that Beneficiary and/or any assignee thereof shall agree to pay the said proceeds to Lessee upon the restoration of the leased premises as in this Article provided or upon the purchase of the leased premises by Lessee as provided for in Article Fourteenth hereof.

     Regardless of the cost of rebuilding or repairing said building improvements, should the fire or other casualty occur during a renewal option term, Lessee shall have the right to elect to rebuild or repair said building improvements, in which event all insurance proceeds shall be paid to Lessee as hereinabove set forth. Should Lessee elect not to rebuild or repair said building improvements, Lessee shall, within ninety (90) days after such loss or damage, give to Lessor thirty (30) days' notice in writing, cancelling and terminating the renewal term then in effect. On expiration of said thirty (30) days' notice, provided all rent and additional rent are paid and Lessee is not otherwise in default under this Lease, the renewal term shall cease and terminate and all insurance proceeds shall be paid directly to Lessor by said insurance company or companies.

         Lessee shall procure policies for such insurance for a period of not less than one (1) year and shall procure renewals thereof from time to time at least twenty (20) days before the expiration thereof and shall deliver to Lessor certificates of such policies and renewals.

         Every policy of insurance which Lessee is obligated to carry under this Lease shall contain an agreement by the insurer that it will not cancel such policy except after 10 days' prior written notice to Lessor and Beneficiary and that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Lessor or Lessee which might, absent such agreement, result in a forfeiture of all or any part of such insurance payment and notwithstanding (i) the occupation or use of the leased premises for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Beneficiary pursuant to any provision of the Deed of Trust upon the happening of an Event of Default, as defined therein, or (iii) any change in title or ownership of the leased premises.

         No abatement, diminution or reduction of rent, charges or other compensation shall be claimed by or allowed to Lessee, or any persons claiming under it, under any circumstances, whether for inconvenience, discomfort, interruption of business, or otherwise, arising from the making of alterations, changes, additions, improvements or repairs to any buildings now on or which may hereafter be erected on the leased premises, by virtue of or arising from, and during the restoration of the leased premises after the destruction or damage thereof by fire or other cause.

                                ARTICLE TWELFTH

                                  Condemnation

         If no default shall have happened and be continuing, Lessor hereby empowers Lessee, from time to time during the preliminary and the original terms of this Lease and during any renewal terms: (a) to grant easements, licenses, rights-of-way and other rights and privileges in the nature of easements affecting the leased premises or release existing easements or appurtenances which are for the benefit of the leased premises, with or without consideration; (b) to dedicate or convey, as required, portions of the leased premises for road, highway and other public purposes; and (c) to execute petitions to have the leased premises or a portion or portions thereof annexed to any municipality or included within any utility, highway or other improvement or service district, but only upon delivery to Lessor of

         (i) a written application of Lessee, signed by an Executive Officer thereof, requesting such instrument and certifying that no default has occurred and is continuing;

         (ii) a copy of such instrument;

         (iii) a certificate of Lessee, signed by an Executive Officer thereof, stating (a) that such grant, release, dedication, conveyance or petitions are not detrimental to the proper conduct of the Lessee's business on the leased premises, (b) the consideration, if any, being paid for such grant, release, dedication, conveyance or petitions, and that such consideration is payable entirely to Lessee and (c) that such grant, release, dedication, conveyance or petitions do not materially impair the effective use of the leased premises for the purpose for which it is then being used or adversely affect its value;

         (iv) a duly authorized undertaking of Lessee to the effect that Lessee will remain obligated hereunder to the same extent as if such grant, release, dedication, conveyance or petitions had not been made; and

          (v) such other instruments, certificates (including evidence of authority) and opinions as Lessor may reasonably request.

Lessee is hereby irrevocably appointed the agent and attorney-in-fact of Lessor to execute and deliver such instruments upon compliance with the provisions of this Article Twelfth. If any monetary consideration is received by Lessee as a result of the granting or release of any such easement or the dedication or conveyance of any portion of the leased premises as hereinabove provided and such consideration is less than $5,000, the same shall be retained by Lessee and the rents and purchase prices referred to in Article Fourteenth and set forth in Schedule B hereto shall continue in effect without modification. However, if such consideration is $5,000, or more, the same shall be paid over and retained by Lessor and thereafter, (i) Lessor's Cost (as set forth in Schedule B) shall be reduced by an amount equal to such consideration so retained by Lessor, and (ii) each instalment of rent payable pursuant to Article Second hereof on and after the first rental payment date occuring three months or more after the receipt by Lessor of such consideration shall be reduced in accordance with the formula set forth in the third paragraph of Article Eleventh hereof. The powers hereinabove granted to Lessee shall be exercised by Lessee without the joinder of Lessor, but Lessor agrees to cooperate fully with Lessee if for any reason it is necessary or desirable under the laws of the state in which the leased premises are located for Lessor to join in the execution of any instrument or to cooperate with Lessee in any other way in order for said powers to be effectively exercised.

     In the event that any person or corporation, municipal, public, private or otherwise, shall at any time during the preliminary or the original term hereof condemn and acquire title to all or any portion of the leased premises, or to any easement therein, in or by condemnation proceedings pursuant to any law, general, special or otherwise, which condemnation shall make the leased premises unsuitable for use as a milk processing plant, Lessee may elect within thirty
(30) days after such condemnation or acquisition of title by such person or corporation, to give written notice to Lessor of its intention to terminate this Lease as provided for in Article Fourteenth hereof, and as a part of said notice shall furnish a certification, executed by a vice president of Lessee, to the effect that such condemnation has made the leased premises unsuitable for use as a milk processing plant, and shall offer to purchase the leased premises from Lessor upon the terms set out in Article Fourteenth hereof. In the event such offer to purchase is accepted by Lessor within the time and in the manner in Article Fourteenth provided, and said leased premises are purchased by Lessee, Lessee shall be entitled to and shall receive any and all award or payment made in said condemnation proceedings, and Lessor shall assign, and Lessor does hereby assign and transfer to Lessee such award or payment as may be made. Should said offer to purchase not be accepted by Lessor and this Lease be terminated as provided for in said Article, any and all award or payment made in such condemnation proceedings in respect only of the leased premises shall be paid to Lessor; provided, however, that Lessee shall be entitled to receive and retain any award or payment made in respect of the loss of, or damage to, Lessee's leasehold interest. Should Lessee, however, remain in possession and not elect to give such notice of termination of this Lease (unless such termination occurs by operation of law), this Lease shall be deemed to continue as to the remaining portion of the leased premises. In such event, or in the event of any taking or condemnation of any portion of the leased premises, or any easement therein, which shall not entitle Lessee to give notice of its intention to terminate this Lease as hereinabove provided. Lessee, promptly after such taking or condemnation, shall repair any damage caused by any such taking or condemnation in conformity with the requirements of Article Sixth hereof, so that, after the completion of such repair, the leased premises shall be, as nearly as possible, in a condition as good as the condition thereof immediately prior to such taking or condemnation, except for ordinary wear and tear. Lessee shall be entitled to receive or receive credit for the award payable in connection with such taking or condemnation on the terms and in the manner hereafter stated. If such award in connection with any one taking or condemnation is less than $25,000, Lessee shall immediately be entitled to such award. If such award shall be $25,000 or more, Lessee shall be entitled to such award only against certificates of Lessee, signed by a vice president of Lessee, delivered to Lessor from time to time as such work of repair (including appraisal fees, attorneys' fees and other expense connected with such condemnation proceedings) progresses or is completed, each such certificate describing such work for which Lessee is requesting payment, the cost incurred by Lessee in connection therewith and stating that Lessee has not theretofore received payment for such work. If the award remaining after the final payment has been made for such work shall be $5,000 or more, such remaining award shall be paid over and retained by Lessor. Thereafter, (i) Lessor's Cost (as set forth in Schedule B) shall be reduced by the amount of such remaining award so retained by Lessor and (ii) each installment of rent payable pursuant to Article Second hereof at least three months subsequent to the date of the last payment to Lessee for such work shall be reduced in accordance with the formula set forth in the third paragraph of Article Eleventh hereof. If the remaining award after the final payment has been made for such work is less than $5,000, such remaining award shall be paid over to and retained by Lessee, and the rents and purchase prices referred to in Article Fourteenth and set forth in Schedule B hereto shall continue in effect without modification.

     In the event beneficiary and/or any assignee thereof requires that an award be made payable to it, then and in such event the award shall be so paid to Beneficiary and/or any such assignee thereof upon condition that Beneficiary and/or any assignee thereof shall agree to pay the said award to Lessee and/or Lessor upon the repair of the leased premises as in this Article provided or upon the purchase of the leased premises by Lessee as provided for in Article Fourteenth hereof.

     Should the condemnation occur during a optional renewal term, Lessee shall, within thirty (30) days after such condemnation, either (a) terminate the renewal term then in effect, or (b) remain in possession and repair and alter the leased premises to the extent made necessary by such condemnation. If Lessee elects to terminate the renewal term, Lessee shall give to Lessor thirty
(30) days' notice, in writing, cancelling and terminating such renewal term. On expiration of said thirty (30) days' notice, the renewal term shall cease and terminate provided all rent and additional rent are paid and Lessee is not otherwise in default under this Lease. In such event, Lessee shall not be entitled to receive and retain any of the award and Lessor shall be entitled to receive and retain the entire award or payment made in respect of the leased premises. Should Lessee, however, elect to remain in possession, the renewal term shall continue as to the remaining portion of the leased premises. In such event, Lessee shall be entitled to and shall receive any and all award or payment made in said condemnation proceedings, in respect to the damage to Lessee's leasehold interest and also in respect to the damage to the leased premises and Lessor shall assign, and Lessor does hereby assign and transfer to Lessee such award or payment made in respect of damage to the leased premises. With the proceeds of the award or payment so assigned to Lessee, Lessee shall pay all appraisal fees, attorneys' fees and other expenses connected with said condemnation proceedings and shall make all repairs or alterations (if any) to the leased premises made necessary by such condemnation; should such expense and the cost of such repairs or alterations be less than the award or payment so assigned to Lessee, Lessee shall pay to Lessor the remaining balance of such award or payment.

                               ARTICLE THIRTEENTH

                                    Notices

     Any notice provided for herein shall be given by registered or certified United States mail, postage prepaid, addressed, if to Lessor, to the person to whom the rent is then payable at the address to which the rent is then mailed, and, if to Lessee, to it at Oakland, California 94660. The person and the place to which notices are to be mailed may be changed from time to time by either party by written notice given to the other party.

                               ARTICLE FOURTEENTH

                         Lessee's Right of Termination

     Lessor agrees that if Lessee has discontinued or determines to discontinue its use of the leased premises as a milk processing plant, Lessee shall have the right, subject to the following conditions, at its option, to terminate this Lease. Except where the right accrued pursuant to the provisions of Article Eleventh or Article Twelfth, such option to terminate shall not be exercised prior to the expiration of the tenth year of the original term. In the event Lessee desires to exercise this option and to terminate this Lease, it shall give written notice to Lessor of its intention to terminate this Lease, it shall offer to purchase the leased premises at the Purchase Price hereinafter set forth, and, as a part of such notice, Lessee shall furnish Lessor a certification executed by a vice president of Lessee, stating that (i) the leased premises have become uneconomic or unsuitable for the continued use in Lessee's business and (ii) Lessee will discontinue its use of the leased premises as a milk processing plant within ninety (90) days after purchase of the leased premises from Lessor for the applicable price computed in accordance with the Schedule B attached hereto (herein referred to as the "Purchase Price").

     Unless Lessor shall reject such offer to purchase not later than the 150th day after the date of Lessee's notice to Lessor (provided that the rejection of such offer shall be of no effect unless accompanied by the written consent thereto of the Beneficiary), then Lessor shall be conclusively presumed to have accepted such offer and Lessor shall open or cause an escrow to be opened with a title insurance company and doing business in the area in which the leased premises are located and shall deposit in said escrow a properly executed grant or warranty deed, and such other instruments and authorizations as may be necessary to convey to, and vest in, Lessee fee title to the leased premises, free and clear of any mortgage or deed of trust (which shall be released or reconveyed of record to Lessor in the escrow settlement) and free and clear of any other liens, charges, encumbrances or exceptions, except such as may have been in existence at the time of Lessor's acquisition of title to the leased premises, provided, however, and Lessee agrees, that Lessee will take title to the leased premises subject also to any other liens, encumbrances and exceptions not caused or created by any lessor (other than actions taken by any lessor on behalf of Lessee), and to all zoning rules and restrictions, regulations and ordinances that are applicable to the leased premises on the date of conveyance thereof to Lessee and subject to any violations of building codes, fire laws and other laws and regulations that are in existence as of said date. Lessor shall notify Lessee of the opening of the escrow and of its deposit therein of the deed and other instruments and authorizations, if any, necessary to convey to Lessee title to the leased premises as hereinabove provided, and Lessee shall, at or prior to the expiration of one hundred eighty (180) days from the date of Lessee's notice to Lessor, deliver to the escrow holder the Purchase Price, with its instructions for the completion of the escrow in accordance with the terms hereof. If Lessee purchases the leased premises as herein provided, Lessee shall pay rent and additional rent to the date of its purchase of the leased premises and the charges covering the escrow fee, recording fee, premium for an owner's policy of title insurance, Lessor's reasonable attorneys' fees and the cost of any applicable documentary stamps and any applicable state and local stamp taxes and other like costs and charges.

     Should Lessor have rejected the offer of Lessee to purchase the leased premises (provided that such rejection shall have been accompanied by the written consent thereto of the Beneficiary), then this Lease shall terminate at the expiration of one hundred eighty (180) days after said date of Lessee's notice to Lessor. In the event of such termination, all parties hereto shall be discharged from their liability by reason of this Lease and the provisions with respect to the purchase of the premises herein contained, and this Lease shall be of no further force or effect, except that any obligations and liabilities of Lessee, actual or contingent, under this Lease, which arose on or prior to such termination, shall survive. Lessee shall pay rent and additional rent to the date of termination and shall vacate and remove its property from the leased premises by such date of termination, and as of such date proper adjustment shall be made in respect of taxes and unexpired insurance premiums.

     Should Lessor have accepted the offer of Lessee to purchase the leased premises, and after such acceptance, and within one hundred fifty (150) days after said date of Lessee's notice to Lessor, deposits with said escrow holder such deed, instruments and authorizations as may be necessary to vest such title in the leased premises in Lessee as hereinabove provided for, then this Lease shall terminate at the expiration of such one hundred eighty (180) day period. In the event of such termination, all parties hereto shall be discharged from their liability by reason of this Lease and the provisions with respect to the purchase of the premises herein contained, and this Lease shall be of no further force and effect, except that any obligations and liabilities of Lessee, actual or contingent, under this Lease, which arose on or prior to such termination, shall survive. Lessee shall pay rent and additional rent to the date of termination and shall vacate and remove its property from the leased premises by such date of termination, and as of such date proper adjustment shall be made in respect of taxes and unexpired insurance premiums.

     Should Lessor have accepted the offer of Lessee to purchase the leased premises, and after such acceptance, fail, or be unable, within one hundred fifty (150) days after said date of Lessee's notice to Lessor, to deposit with said escrow holder such deed, instruments and authorizations as may be necessary to vest such title to the leased premises in Lessee as is hereinabove provided for, then this Lease shall terminate at the expiration of one hundred eighty (180) days after said date of Lessee's notice to Lessor. In the event of such termination, all parties hereto shall be discharged from their liability by reason of this Lease and the provisions with respect to the purchase of the premises herein contained and this Lease shall be of no further force and effect, except that any obligations and liabilities of Lessee, actual or contingent, under this Lease, which arose on or prior to such termination, shall survive. Lessee shall vacate and remove its property from the leased premises by the date of such termination and as of such date, proper adjustment shall be made in respect of taxes and expired insurance premiums. In the event of such termination, Lessee shall (i) pay the rent as determined pursuant to Article Second hereof and additional rent to the end of such one hundred eighty
(180) day period, and (ii) thereafter to the date of such termination, shall pay rent at the rate of 8.50% per annum multiplied by Lessor's Cost computed on the basis of a 360-day year of twelve (12) 30-day months.

     In the event this Lease shall terminate pursuant to Articles Eleventh or Twelfth hereof or this Article Fourteenth, neither Lessee nor any subsidiary or affiliate of Lessee shall have the right thereafter to use the leased premises, directly or indirectly, in its business operations.

                               ARTICLE FIFTEENTH

                                   Bankruptcy

     If (i) Lessee should make an assignment for the benefit of creditors or file any petition or institute any proceedings under the Bankruptcy Act, either as such Act now exists or under any amendment thereof which may hereafter be enacted, or under any other act or acts, either as a bankrupt or as an insolvent, wherein or whereby Lessee seeks to be adjudicated a bankrupt or to be discharged from any or all of its debts, or to effect a plan of reorganization, or for any other similar relief, or if a receiver, trustee or liquidator for all or a substantial part of the business of Lessee should be appointed by any court upon the petition of Lessee, or (ii) any such petition or proceedings of the same of similar kind of character be filed or taken against Lessee and such petition or proceeding should not be set aside or dismissed within ninety (90) days, or (iii) any receiver, trustee or liquidator for all or a substantial part of the business of Lessee should be appointed by any court in any proceeding brought against Lessee and such petition or proceedings should not be set aside or dismissed or the appointment of said receiver, trustee or liquidator revoked within ninety (90) days, then, in any of such events, Lessor may, at Lessor's option, cancel and terminate this Lease on the giving to Lessee of thirty (30) days' notice in writing and upon the expiration of the time fixed in such notice this Lease and the term hereof, as well as all of the right, title and interest of Lessee hereunder, shall expire in the same manner and with the same force and effect, except as to Lessee's liability, as if the expiration of the time fixed in such notice of cancellation and termination were the end of the term herein originally leased.

     In any such event, each of which shall be a default hereunder by Lessee and a breach of this Lease, Lessor shall immediately and ipso facto, notwithstanding any other provisions of this Lease to the contrary and without any notice or other action by Lessor, become entitled to recover from Lessee, and Lessee shall pay to Lessor, as liquidated damages for such breach, all rent and other sums payable hereunder due and payable to the date of payment, together with the damages and in accordance with the provisions set forth in the second paragraph of Article Tenth of this Lease, all of which are incorporated herein by reference thereto.

     Nothing in this Article Fifteenth contained shall limit or prejudice the right of Lessor to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the damages referred to in the preceding paragraph. The termination of this Lease pursuant to this Article Fifteenth shall not be construed as a waiver by Lessor of any right to any such damages that may be proved on the rejection or termination of this Lease through such bankruptcy, insolvency, receivership or dissolution proceedings on the part of Lessee or its representatives in interest, the receiver, custodian, trustee or other parties in interest, through the court having jurisdiction in the proceeding.

                               ARTICLE SIXTEENTH

                           Lessee's Option Privileges

     Lessor hereby grants to Lessee, the right, at Lessee's option, to extend the term of this Lease for six (6) separate and additional periods of five (5) years each after the expiration of the term hereof at an annual rental which shall be payable in equal monthly instalments, in arrears, and which shall be equivalent to three per centum (3%) of the aggregate of (a) Lessor's Cost (as specified in Schedule A hereto) and (b) any payment made by Lessor to Lessee under Article Sixth hereof, and upon the terms (other than length of term and monthly rental) herein specified. These options shall be exercised by written notice given to Lessor or delivered or mailed to Lessor, at the address at which the rent is then payable, at least eighty (80) days before the expiration of the original term hereof, or, in the event Lessee has previously exercised one or more options herein given, such notice shall be given at least eighty
(80) days before the expiration of the option term then in effect. The parties hereto agree that a new lease need not be executed upon the exercise of any of these options, but that this Lease will remain in full force and effect, changed only as to the matters specified in this Article, except that there shall be no option of further renewal following the expiration of the sixth renewal term.

                              ARTICLE SEVENTEENTH

                              Compliance With Laws

     Lessee agrees throughout the preliminary and the original term of this Lease and any renewal thereof to comply with all laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction of the leased premises, including, without limitation, those requiring structural changes. Lessee may contest the validity of any such laws, ordinances, orders, rules, regulations and requirements but shall indemnify and hold Lessor harmless against the consequences of any violation thereof by Lessee. Upon the written request of Lessor at any time or from time to time, Lessee will furnish to Lessor copies of all certificates of occupancy and building permits which it shall have obtained with respect to the leased premises, and an opinion of its counsel to the effect that all applicable zoning ordinances and regulations and requirements applicable to the leased premises have been complied with.

                               ARTICLE EIGHTEENTH

                              Remedies Cumulative

     No remedy herein conferred upon or reserved to Lessor or Lessee is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

                               ARTICLE NINETEENTH

                                Additional Rent

     This is a net lease, it being the intention of the parties hereto that Lessee shall pay as additional rent, without offset, all costs of maintenance, taxes and other charges that are assessed or levied against the leased premises, including without limitation the costs, taxes and charges set forth in this Lease. All taxes, charges, costs and expenses which Lessee assumes or agrees to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Lessee's failure to pay the same as herein provided, all other damages, costs and expenses which Lessor may suffer or incur, and any and all other sums which may become due, by reason of any default of Lessee to comply with the covenants, agreements, terms and conditions of this Lease on Lessee's part to be performed, and each or any of them, shall be deemed to be additional rent and in the event of non-payment Lessor shall have all the rights and remedies herein provided in the case of non-payment of rent.

                               ARTICLE TWENTIETH

                                   No Waiver

     The failure of Lessor or Lessee to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed a waiver of any rights or remedies that Lessor or Lessee may have and shall not be deemed a waiver of any subsequent breach or default in any of such agreements, terms, covenants and conditions.


                              ARTICLE TWENTY-FIRST

                                  Definitions

     The term "Lessor" as used herein shall mean only the owner or the mortgagee in possession for the time being of the leased premises so that in the event of any sale or sales of the leased premises the preceding Lessor shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Lessor hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser at any such sale that such purchaser has assumed and agreed to carry out any and all agreements, covenants and obligations of lessor hereunder.

     The term "insurable value" shall mean, with respect to the building improvements located on the leased premises, the replacement value less depreciation of such building improvements at the time of loss thereof or damage thereto by fire or other casualty.

                             ARTICLE TWENTY-SECOND

                                Article Headings

     The article headings herein contained are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor in any way affect the terms and provisions hereof.

                              ARTICLE TWENTY-THIRD

                                  SEPARABILITY

     If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

                             ARTICLE TWENTY-FOURTH

                             SUCCESSORS AND ASSIGNS

     Each and all of the covenants, terms, agreements and obligations of this Lease shall extend to and bind and inure to the benefit of the successors and/or assigns of said parties hereto; herein the singular number includes the plural and the masculine gender includes the feminine and the neuter.

                              ARTICLE TWENTY-FIFTH

                              LESSOR'S INSPECTIONS

     Lessor reserves the right to enter upon the leased premises during business hours at any time to inspect the same or to make such repairs as Lessor may deem advisable (even though the same may not be required by this Lease), or for the purpose of exhibiting the same to persons wishing to purchase the same. Lessor shall not have any duty to make any such inspection nor shall it incur any liability or obligations for not making any such inspection. Lessor also reserves the right, at any time within 90 days next preceding the expiration of the term hereby granted or any renewal thereof, provided said term has not been extended by Lessee's exercise of the option privileges contained in Article Seventeenth hereof, to place notices on the leased premises offering the leased premises "to let" or "for sale," and such notice or notices shall not be removed by Lessee, or Lessee's agent or employees.

                              ARTICLE TWENTY-SIXTH

                               RELEASE OF LESSOR

     Lessor shall not be liable for any failure of water supply or electric current, gas or heat, or for the injury or damage to person or property, caused by or resulting from steam, gas, electricity, water, rain or snow, which may leak or flow from any part of the leased premises, or from the pipes, appliances or plumbing works of the same, or from the street or subsurface, or from any other place, or for interference with light or other incorporeal hereditaments, either by Lessor or otherwise, or caused by operations in construction of any public or quasi-public work; nor shall Lessor be liable for any defect in the leased premises or any improvements thereon, or for the act or acts of Lessor, its agents, servants or employees, or of anyone else, or for any damage to person or property caused by any other or different reason or source, unless due to negligence of Lessor, its agents, servants or employees.

                             ARTICLE TWENTY-SEVENTH

                             USE OF LEASED PREMISES

     The leased premises are leased exclusively for business, commercial, manufacturing, mercantile or industrial purposes, as distinguished from residence purposes.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Agreement to be duly executed as of the day and year first above set forth.

                                     LPD SALT LAKE ASSOCIATES,
                                      a Maryland Limited Partnership
                                                                       as Lessor


                                     By /s/
                                        ---------------------------------------
                                                   General Partner



                                     SAFEWAY STORES, INCORPORATED
                                                                       as Lessee


[Seal]                               By /s/
                                        ---------------------------------------
                                                 Senior Vice President

Attest:


By /s/
   ---------------------------------------
            Assistant Secretary


     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Agreement to be duly executed as of the day and year first above set forth.

                                     LPD SALT LAKE ASSOCIATES,
                                      a Maryland Limited Partnership
                                                                       as Lessor


                                     By /s/
                                        ---------------------------------------
                                                   General Partner



                                     SAFEWAY STORES, INCORPORATED
                                      A Maryland Corporation           as Lessee


[Seal]                               By /s/ HARRY SUNDERLAND
                                        ---------------------------------------
                                                   Vice President

Attest:


By /s/
---------------------------------------
          Assistant Secretary

                                   SCHEDULE A

     A Parcel of land being a portion of Lot 11, CENTENNIAL INDUSTRIAL PARK, PHASE I, in Section 17, Township 1 South, Range 1 West, Salt Lake City, Salt Lake County, Utah, as recorded November 20, 1974 as Entry no. 2666380 in the office of the County Recorder of said County, bounded and described as follows:

          Beginning at the Southeast corner of said Lot 11; thence North 89 degrees 50'04" West along the South line of said Lot 11, a distance of
     489.0 feet; thence North 0 degrees 09'56" East, a distance of 749.97 feet to the beginning of a nontangent curve concave Southwesterly, the center of which bears South 22 degrees 26'14" West, a distance of 449.28 feet; thence Northwesterly along said curve, through an angle of 8 degrees 22'22", an arc distance of 65.65 feet, more or less, to a point that is 23.5 feet perpendicularly distant Southerly from the North line of said Lot 11; thence South 89 degrees 59' West along a line parallel with said North line a distance of 109.31 feet; thence North 00 degrees 01' West, a distance of
     23.5 feet to the North line of said Lot 11; thence North 89 degrees 59' East along said North line, a distance of 200 feet to the beginning of a tangent curve concave Southwesterly having a radius of 459.28 feet; thence along said curve, being a boundary of said Lot 11, Easterly, Southeasterly and Southerly, through an angle of 90 degrees 10'56", an arc distance of
     722.89 feet; thence South 00 degrees 09'56" West along the East boundary of said Lot 11, a distance of 334.85 feet, more or less, to the point of beginning.

                                   SCHEDULE B

     Upon the purchase of the leased premises pursuant to Articles Tenth, Eleventh, Twelfth or Fourteenth of this Lease, the purchase price payable shall be an amount equal to the sum of (i) the applicable amount set forth in Column
2 below opposite the period in which the date of purchase occurs (the Initial Period being the period commencing with and including the first day of the preliminary term of this Lease and ending on and including May 31, 1978, period 1 being the period commencing with June 1, 1978, and ending on and including June 30, 1978, and each succeeding period being each following one-month period of the original term of this Lease), (ii) if such date of purchase is not a date upon which a payment of rent is due, interest at the rate of 8.50% per annum on the amount determined as provided in clause (i) above for the period beginning on the date upon which a payment of rent was due immediately preceding such date of purchase (or beginning on and including the first day of the preliminary term of this Lease, if such date of purchase occurs during the preliminary term) and ending on and including such date of purchase, and (iii) if such purchase shall occur pursuant to the provisions of Article Fourteenth of this Lease, the amount, if any, set forth in Column 3 below.

Column 1               Column 2              Column 3              Column 1              Column 2              Column 3
--------               --------              --------              --------              --------              --------

Initial
Period                 $3,726,000.00                                  38                 $3,569,204.93
  1                     3,722,389.74                                  39                  3,564,484.04
  2                     3,718,753.91                                  40                  3,559,729.71
  3                     3,715,092.32                                  41                  3,554,941.70
  4                     3,711,404.80                                  42                  3,550,119.78
  5                     3,707,691.16                                  43                  3,545,263.70
  6                     3,703,951.21                                  44                  3,540,373.22
  7                     3,700,184.77                                  45                  3,535,448.10
  8                     3,696,391.65                                  46                  3,530,488.10
  9                     3,692,571.66                                  47                  3,525,492.96
 10                     3,688,724.62                                  48                  3,520,462.44
 11                     3,684,850.33                                  49                  3,515,396.29
 12                     3,680,948.59                                  50                  3,510,294.25
 13                     3,677,019.22                                  51                  3,505,156.07
 14                     3,673,062.01                                  52                  3,499,981.50
 15                     3,669,076.77                                  53                  3,494,770.28
 16                     3,665,063.30                                  54                  3,489,522.14
 17                     3,661,021.41                                  55                  3,484,236.83
 18                     3,656,950.88                                  56                  3,478,914.08
 19                     3,652,851.52                                  57                  3,473,553.63
 20                     3,648,723.12                                  58                  3,468,155.21
 21                     3,644,565.48                                  59                  3,462,718.55
 22                     3,640,378.39                                  60                  3,457,243.38
 23                     3,636,161.64                                  61                  3,451,729.43
 24                     3,631,915.02                                  62                  3,446,176.42
 25                     3,627,638.32                                  63                  3,440,584.08
 26                     3,623,331.33                                  64                  3,434,952.12
 27                     3,618,993.83                                  65                  3,429,280.27
 28                     3,614,625.61                                  66                  3,423,568.25
 29                     3,610,226.45                                  67                  3,417,815.77
 30                     3,605,796.13                                  68                  3,412,022.54
 31                     3,601,334.43                                  69                  3,406,188.27
 32                     3,596,841.12                                  70                  3,400,312.68
 33                     3,592,315.98                                  71                  3,394,395.47
 34                     3,587,758.79                                  72                  3,388,436.34
 35                     3,583,169.32                                  73                  3,382,435.00
 36                     3,578,547.34                                  74                  3,376,391.15
 37                     3,573,892.62                                  75                  3,370,364.49

   Column 1         Column 2          Column 3         Column 1          Column 2         Column 3
   --------         --------          --------         --------          --------         --------
      76         $3,364,174.72                           132           $2,941,682.23     $172,992.44
      77          3,358,001.53                           133            2,932,516.39          "
      78          3,351,784.61                           134            2,923,285.62          "
      79          3,345,523.66                           135            2,913,989.47          "
      80          3,339,218.36                           136            2,904,627.47          "
      81          3,332,868.40                           137            2,895,199.15          "
      82          3,326,473.46                           138            2,885,704.05          "
      83          3,320,033.22                           139            2,876,141.69          "
      84          3,313,547.36                           140            2,866,511.60          "
      85          3,307,015.56                           141            2,856,813.30          "
      86          3,300,437.49                           142            2,847,046.30          "
      87          3,293,812.83                           143            2,837,210.12          "
      88          3,287,141.24                           144            2,827,304.27      159,685.33
      89          3,280,422.40                           145            2,817,328.25          "
      90          3,273,655.97                           146            2,807,281.57          "
      91          3,266,841.61                           147            2,797,163.72          "
      92          3,259,978.98                           148            2,786,974.20          "
      93          3,253,067.74                           149            2,776,712.51          "
      94          3,246,107.54                           150            2,766,378.13          "
      95          3,239,093.04                           151            2,755,970.55          "
      96          3,232,038.89                           152            2,745,489.25          "
      97          3,224,929.74                           153            2,734,933.71          "
      98          3,217,770.23                           154            2,724,303.40          "
      99          3,210,560.01                           155            2,713,597.79          "
     100          3,203,298.72                           156            2,702,816.35      146,378.22
     101          3,195,985.99                           157            2,691,958.54          "
     102          3,188,621.46                           158            2,681,023.82          "
     103          3,181,204.77                           159            2,670,011.65          "
     104          3,173,735.54                           160            2,658,921.47          "
     105          3,166,213.41                           161            2,647,752.74          "
     106          3,158,637.99                           162            2,636,504.90          "
     107          3,151,008.92                           163            2,625,177.38          "
     108          3,143,325.81                           164            2,613,769.63          "
     109          3,135,588.27                           165            2,602,281.07          "
     110          3,127,795.93                           166            2,590,711.13          "
     111          3,119,948.39                           167            2,579,059.24          "
     112          3,112,045.26                           168            2,567,324.82      133,071.11
     113          3,104,086.15                           169            2,555,507.28          "
     114          3,096,070.67                           170            2,543,606.03          "
     115          3,087,998.41                           171            2,531,620.48          "
     116          3,079,868.97                           172            2,519,550.03          "
     117          3,071,681.95                           173            2,507,394.08          "
     118          3,063,436.94                           174            2,495,152.03          "
     119          3,055,133.52                           175            2,482,823.26          "
     120          3,046,771.29     $186,300.00           176            2,470,407.16          "
     121          3,038,349.83          "                177            2,457,903.12          "
     122          3,029,868.71          "                178            2,445,310.51          "
     123          3,021,327.52          "                179            2,432,628.70          "
     124          3,012,725.83          "                180            2,419,857.06      119,764.00
     125          3,004,063.21          "                181            2,406,994.95          "
     126          2,995,339.23          "                182            2,394,041.74          "
     127          2,986,553.46          "                183            2,380,996.78          "
     128          2,977,705.45          "                184            2,367,859.41          "
     129          2,968,794.77          "                185            2,354,628.99          "
     130          2,959,820.97          "                186            2,341,304.85          "
     131          2,950,783.61          "                187            2,327,886.33          "

   Column 1         Column 2          Column 3         Column 1          Column 2         Column 3
   --------         --------          --------         --------          --------         --------
     188         $2,314,372.76       $119,764.00         245           $1,362,747.66     $ 53,228.44
     189          2,300,763.47            "              246            1,342,397.70          "
     190          2,287,057.78            "              247            1,321,903.59          "
     191          2,273,255.01            "              248            1,301,264.31          "
     192          2,259,354.47        106,456.89         249            1,280,478.84          "
     193          2,245,355.47            "              250            1,259,546.14          "
     194          2,231,257.31            "              251            1,238,465.17          "
     195          2,217,059.29            "              252            1,217,234.87       39,921.33
     196          2,202,760.70            "              253            1,195,854.19          "
     197          2,188,360.83            "              254            1,174,322.06          "
     198          2,173,858.96            "              255            1,152,637.41          "
     199          2,159,254.37            "              256            1,130,799.16          "
     200          2,144,546.33            "              257            1,108,806.23          "
     201          2,129,734.11            "              258            1,086,657.51          "
     202          2,114,816.97            "              259            1,064,351.91          "
     203          2,099,794.16            "              260            1,041,888.31          "
     204          2,084,664.94         93,149.78         261            1,019,265.59          "
     205          2,069,428.56            "              262              996,482.63          "
     206          2,054,084.25            "              263              973,538.29          "
     207          2,038,631.25            "              264              950,431.43       26,614.22
     208          2,023,068.79            "              265              927,160.89          "
     209          2,007,396.10            "              266              903,725.52          "
     210          1,991,612.40            "              267              880,124.15          "
     211          1,975,716.89            "              268              856,355.60          "
     212          1,959,708.79            "              269              832,418.69          "
     213          1,943,587.30            "              270              808,312.23          "
     214          1,927,351.62            "              271              784,035.01          "
     215          1,911,000.93            "              272              759,585.83          "
     216          1,894,534.43         79,842.67         273              734,963.47          "
     217          1,877,951.29            "              274              710,166.70          "
     218          1,861,250.68            "              275              685,194.29          "
     219          1,844,431.78            "              276              660,044.99       13,307.11
     220          1,827,493.75            "              277              634,717.55          "
     221          1,810,435.74            "              278              609,210.71          "
     222          1,793,256.90            "              279              583,523.19          "
     223          1,775,956.38            "              280              557,653.72          "
     224          1,758,533.31            "              281              531,601.01          "
     225          1,740,986.83            "              282              505,363.76          "
     226          1,723,316.06            "              283              478,940.66          "
     227          1,705,520.12            "              284              452,330.40          "
     228          1,687,598.13         66,535.55         285              425,531.65          "
     229          1,669,549.19            "              286              398,543.07          "
     230          1,651,372.40            "              287              371,363,32          "
     231          1,633,066.86            "              288              343,991.05          000.00
     232          1,614,631.66            "              289              316,424.90          "
     233          1,596,065.87            "              290              288,663.47          "
     234          1,577,368.58            "              291              260,705.41          "
     235          1,558,538.85            "              292              232,549.31          "
     236          1,539,575.74            "              293              204,193.77          "
     237          1,520,478.31            "              294              175,637.38          "
     238          1,501,245.60            "              295              146,878.72          "
     239          1,481,876.66            "              296              117,916.35          "
     240          1,462,370.53         53,228.44         297               88,748.83          "
     241          1,442,726.23            "              298               59,374.71          "
     242          1,422,942.78            "              299               29,792.52          "
     243          1,403,019.20            "              300                    0.00          "
     244          1,382,954.49            "


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